Exhibit 5.1

May 27, 2022

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

Ladies and Gentlemen:

We have acted as counsel to Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”), relating to the registration of the Company’s:

(i)	common stock, $0.001 par value per share (“Common Stock”);

(ii)	preferred stock, $0.001 par value per share (“Preferred Stock”);

(iii)	warrants to purchase shares of Common Stock and Preferred Stock (“Warrants”); and

(iv)	units comprised of one or more shares of Common Stock, shares of Preferred Stock or Warrants in any combination (“Units,” and together with the Common Stock, the Preferred Stock and the Warrants, the “Shelf Securities”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $110,000,000.

We have also acted as counsel to the Company in connection with the offering, issuance and sale of shares of Common Stock having an aggregate offering price of up to $9,000,000 (the “Offering Agreement Shares”) under an At-The-Market Offering Agreement dated as of June 24, 2015 (the “Offering Agreement”). The prospectus for the offer and sale of the Offering Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Offering Agreement Prospectus”).

We have also acted as counsel to the Company in connection with the offer, sale and issuance of up to 189,405 shares of Common Stock (the “2019 Investor Warrant Shares”) pursuant to the exercise of currently outstanding warrants that were originally issued on November 25, 2019 (the “2019 Investor Warrants”), and the offer, sale and issuance of up to 48,485 shares of Common Stock (the “2019 Agent Warrant Shares” and together with the 2019 Investor Warrant Shares, the “Warrant Shares”) pursuant to the exercise of currently outstanding warrants that were originally issued on November 25, 2019 (the “2019 Agent Warrants” and together with the 2019 Investor Warrants, the “Outstanding Warrants”). The prospectus for the offer and sale of the Warrant Shares is included in the Registration Statement (as may be amended or supplemented, the “Warrant Exercise Prospectus”).

Bio-Path Holdings, Inc.

May 27, 2022

The Shelf Securities, the Offering Agreement Shares and the Warrant Shares are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Base Prospectus; (iii) the Offering Agreement Prospectus; (iv) the Warrant Exercise Prospectus; (v) the Offering Agreement; (vi) the Outstanding Warrants; (vii) the Certificate of Incorporation of the Company, as currently in effect; (viii) the First Amended and Restated Bylaws of the Company, as currently in effect; (ix) certain resolutions adopted by the Board of Directors of the Company and (x) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

With respect to our opinions as to the Securities, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; and (iii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance.

With respect to our opinions as to the Shelf Securities, we have also assumed that (i) a Prospectus Supplement, if required, will have been delivered and filed with the SEC describing the Shelf Securities offered thereby; (ii) a definitive purchase, underwriting or similar agreement with respect to any Shelf Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will have been filed either as an exhibit to an amendment to the Registration Statement or incorporated by reference therein; (iii) any Shelf Securities issuable upon conversion, exchange or exercise of any Shelf Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (iv) any warrant agreement relating to the Warrants or unit agreement relating to the Units will, in each case, be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

Bio-Path Holdings, Inc.

May 27, 2022

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. All requisite action necessary to make any shares of Common Stock (other than the Offering Agreement Shares and the Warrant Shares) validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board  of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock;

b. The terms of such Common Stock and of its issuance and sale have been established so as not to violate the Certificate of Incorporation or First Amended and Restated Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and

c. Such shares of Common Stock have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have taken place when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b. A Certificate of Designations with respect to the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law;

c. The terms of such Preferred Stock and of its issuance and sale have been established so as not to violate the Certificate of Incorporation or First Amended and Restated Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and

Bio-Path Holdings, Inc.

May 27, 2022

d. Such shares of Preferred Stock have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, will have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale have been established so as not to violate the Certificate of Incorporation or First Amended and Restated Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements have been duly executed and delivered by the parties thereto;

d. Such Warrants have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e. Such Warrants have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4. All requisite action necessary to make any Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, will have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Units and the documents, including any unit agreements, evidencing and used in connection with the issuance and sale of the Units, and to authorize the issuance and sale of such Units;

Bio-Path Holdings, Inc.

May 27, 2022

b. The terms of such Units and of their issuance and sale have been established so as not to violate the Certificate of Incorporation or First Amended and Restated Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such unit agreements have been duly executed and delivered by the parties thereto;

d. Such Units have been duly executed and delivered in accordance with the terms and provisions of the applicable unit agreement; and

e. Such Units have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. With respect to the Offering Agreement Shares, the Offering Agreement Shares have been duly authorized for issuance, and when issued and delivered by the Company and paid for pursuant to the terms of the Offering Agreement, the Offering Agreement Shares will be validly issued, fully paid and nonassessable.

6. With respect to the Warrant Shares, the Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the 2019 Investor Warrants and the 2019 Agent Warrants, as applicable, and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting these laws), the laws of the United States and, as to the Warrants and the Units constituting valid, legal and binding obligations of the Company, solely with respect to the laws of the State of New York and the Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

Bio-Path Holdings, Inc.

May 27, 2022

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, the Offering Agreement Prospectus and the Warrant Exercise Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC